Exhibit 4.2

GERDAU TRADE II INC.,

as Company

and

GERDAU S.A.,

as Guarantor

and

THE BANK OF NEW YORK MELLON,
as Trustee

INDENTURE

Dated as of December 29, 2010

i

TABLE OF CONTENTS

1. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1

1.1	Definitions	1
1.2	Compliance Certificates and Opinions	10
1.3	Form of Documents Delivered to Trustee	10
1.4	Acts of Holders; Record Dates	11
1.5	Notices, Etc., to Trustee, Company and Guarantor	13
1.6	Notice to Holders; Waiver	14
1.7	Conflict with Trust Indenture Act	14
1.8	Effect of Headings and Table of Contents	14
1.9	Successors and Assigns	14
1.10	Separability Clause	15
1.11	Benefits of Indenture	15
1.12	Governing Law/Waiver of Jury Trial	15
1.13	Legal Holidays	15
1.14	Consent to Service; Jurisdiction	15
1.15	Language of Notices, Etc.	16

2. SECURITY FORMS		16

2.1	Forms Generally	16
2.2	Form of Face of Security	17
2.3	Form of Reverse of Security	19
2.4	Form of Trustee’s Certificate of Authentication	25

3. THE SECURITIES		25

3.1	Amount Unlimited; Issuable in Series	25
3.2	Denominations	27
3.3	Execution, Authentication, Delivery and Dating	27
3.4	Registration, Registration of Transfer and Exchange	29
3.5	Mutilated, Destroyed, Lost and Stolen Securities	32
3.6	Payment of Interest; Interest Rights Preserved	33
3.7	Persons Deemed Owners	34
3.8	Cancellation	34
3.9	Computation of Interest	34
3.10	CUSIP or “ISIN” Numbers	35

4. SATISFACTION AND DISCHARGE		35

4.1	Satisfaction and Discharge of Indenture	35
4.2	Application of Trust Money	36

5. REMEDIES		36

5.1	Events of Default	36
5.2	Acceleration of Maturity; Rescission and Annulment	38
5.3	Collection Suit by Trustee	39
5.4	Other Remedies	40
5.5	Trustee May Enforce Claims Without Possession of Securities	40
5.6	Application of Money Collected	40
5.7	Limitation on Suits	40
5.8	Rights of Holders to Receive Principal, Premium and Interest	41
5.9	Restoration of Rights and Remedies	41
5.10	Trustee May File Proofs of Claim	41
5.11	Delay or Omission Not Waiver	42
5.12	Control by Holders	42
5.13	Waiver of Past Defaults and Events of Default	42
5.14	Rights and Remedies Cumulative	42
5.15	Waiver of Stay or Extension Laws	43
5.16	Undertaking for Costs	43

6. THE TRUSTEE		43

6.1	Certain Duties and Responsibilities	43
6.2	Notice of Default; Potential Default	43
6.3	Certain Rights of Trustee	45
6.4	Not Responsible for Recitals or Issuance of Securities	47
6.5	May Hold Securities	47
6.6	Money Held in Trust	47
6.7	Compensation and Reimbursement	47
6.8	Conflicting Interests	48
6.9	Corporate Trustee Required; Eligibility	48
6.10	Resignation and Removal; Appointment of Successor	48
6.11	Acceptance of Appointment by Successor	50
6.12	Merger, Conversion, Consolidation or Succession to Business	51
6.13	Preferential Collection of Claims Against Company	51
6.14	Appointment of Authenticating Agent	51
6.15	Trustee’s Application for Instructions from the Company	52

7. HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		53

7.1	Company to Furnish Trustee Names and Addresses of Holders	53
7.2	Preservation of Information; Communications to Holders	53

8. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		54

8.1	Limitation on Consolidation, Merger or Transfer of Assets	54
8.2	Successor Substituted	55
8.3	Securities to Be Secured in Certain Events	55

9. SUPPLEMENTAL INDENTURES		55

9.1	Supplemental Indentures without Consent of Holders	55
9.2	Supplemental Indentures or Waiver with Consent of Holders	56
9.3	Execution of Supplemental Indentures	58
9.4	Effect of Supplemental Indentures	58
9.5	Conformity with Trust Indenture Act	58
9.6	Reference in Securities to Supplemental Indentures	58
9.7	Effect of Waiver	58

10. COVENANTS		58

10.1	Payment of Principal and Interest Under the Securities	58
10.2	Limitations on the Company	59
10.3	Maintenance of Office or Agency	59
10.4	Money for Security Payments to Be Held in Trust	59
10.5	Maintenance of Corporate Existence	61
10.6	Payment of Taxes and Claims	61
10.7	Maintenance of Insurance	61
10.8	Payment of Additional Amounts	62
10.9	Reporting Requirements	64
10.10	Limitation on Liens	65
10.11	Limitation on Transactions with Affiliates	67
10.12	Waiver of Certain Covenants	67
10.13	Repurchase of Securities upon a Change of Control	68
10.14	Indemnification of Judgment Currency	69
10.15	Further Acts; Protection of Collateral	70
10.16	Statement by Officers as to Default	70
10.17	Notice of Late Payment	71
10.18	Securities Held by the Company	71
10.19	Securities Issued or Outstanding	71
10.20	Status of Guaranty and Securities	71
10.21	Rating	71

11. REDEMPTION OF SECURITIES		72

11.1	Right of Redemption	72
11.2	Notice of Redemption	73
11.3	Deposit of Redemption Price	73
11.4	Securities Payable on Redemption Date	73
11.5	Securities Redeemed in Part	74

12. GUARANTY		75

12.1	The Guaranty	75
12.2	Limitation on Liability	77
12.3	Successors and Assigns	77

12.4	No Waiver	77
12.5	Modification	77
12.6	Non-Impairment	77

13. DEFEASANCE AND COVENANT DEFEASANCE		77

13.1	Company’s Option to Effect Defeasance or Covenant Defeasance	77
13.2	Defeasance and Discharge	78
13.3	Covenant Defeasance	78
13.4	Conditions to Defeasance or Covenant Defeasance	78
13.5	Deposited Money and U.S.	80
13.6	Reinstatement	81
13.7	Force Majeure	81
13.8	Patriot Act	81

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

v

Indenture, dated as of December 29, 2010, among GERDAU TRADE II, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), GERDAU S.A., a company duly organized and existing under the laws of the Federative Republic of Brazil (the “Guarantor”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the “Trustee”).

RECITALS

Whereas, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities of the Company guaranteed by the Guarantor (herein called collectively the “Securities”), to be issued in one or more tranches of one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid and binding legal obligation of the Company and the Guarantor according to its terms have been done.

Now, Therefore, This Indenture Witnesseth:

It is hereby covenanted and agreed that the terms and conditions upon which the Securities are issued, authenticated, delivered and accepted by all Persons (as defined below) who shall from time to time be or become the Holders thereof, and the terms and conditions upon which any property herein mortgaged and pledged is to be held and disposed of, which said terms and conditions the Trustee hereby accepts and agrees to discharge pursuant to the terms hereof, are as follows:

1.             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1          Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

1.1.1       the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

1.1.2       terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

1.1.3       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IFRS (as herein defined), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles under IFRS (as herein defined) at the date of such computation;

1.1.4       unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

1.1.5       unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

1.1.6       the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.8.1.

“Advance Transaction” means an advance from a financial institution involving either (i) a foreign exchange contract (ACC - Adiantamento sobre Contrato de Câmbio) or (ii) an export contract (ACE — Adiantamento sobre Contrato de Exportação).

“Affiliate” means, with respect to any specified Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning specified in Section 10.11.

“Agent Members” has the meaning specified in Section 3.4.5.

“Applicable Procedures” of the Depositary means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, (ii) the Brazilian Bankruptcy Law or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, or (iii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.

“Board of Directors” means either the board of directors of the Company or the Guarantor, as applicable, or any committee of that board duly authorized to act for it in respect hereof.

“Board Resolution” means a copy of a resolution that has been duly adopted by the Board of Directors or the Executive Board of the Company or the Guarantor, as the case may be, duly certified by the Secretary or an Assistant Secretary of such body as being in full force and effect on the date of such certification, and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the City of São Paulo, Brazil are authorized or obligated by law or executive order to close.

“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with IFRS; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with IFRS; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such person’s equity, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Clearstream, Luxembourg” has the meaning specified in Section 3.4.5.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed on behalf of the Company by any two of its Officers or its attorneys in fact in accordance with its bylaws and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amount of assets of the Guarantor and its Subsidiaries less (i) applicable depreciation, amortization and other valuation reserves, (ii) all current liabilities excluding intercompany Debt and (iii) all goodwill, trade names, trademarks, patents and other intangibles, each as set forth on the most recent financial statements filed with the Trustee and the Commission in accordance with Section 10.9.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered which office as of the date hereof is located at 101 Barclay Street, 4E, New York, New York 10286, Attention: Global Finance Americas, Fax: (212) 815-5550, Tel: (212) 815-5802.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

“Debt” means, with respect to any Person, without duplication:

(i)           the principal of and premium, if any, in respect of (a) indebtedness of such Person for borrowed money and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii)          all Capital Lease Obligations of such Person;

(iii)         all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);

(iv)         all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v)          all Hedging Obligations of such Person;

(vi)         all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);

(vii)        all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(viii)       any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under IFRS.

“Defaulted Interest” has the meaning specified in Section 3.6.

“Default Rate of Interest” means the rate of interest otherwise payable on the principal of the Securities plus 1% per annum.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Dollar” and “$” mean a U.S. Dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Euroclear” has the meaning specified in Section 3.4.5.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any successor statute thereto.

“Executive Board” means the executive officers of the Guarantor that are responsible for day to day operations and the implementation of the general policies and guidelines set forth by the Board of Directors.

“Expiration Date” has the meaning specified in Section 1.4.7.

“Foreign Taxes” means any taxes, duties, assessments, fees or other governmental charges of whatever nature (an any fines, penalties or interest related thereto) imposed or levied by or on behalf of any Taxing Jurisdiction.

“Gerdau Johannpeter Family” includes Frederico Gerdau Johannpeter, Germano Gerdau Johannpeter, Jorge Gerdau Johannpeter and Klaus Gerdau Johannpeter, together with their respective spouses, lineal descendants and heirs or trusts that are exclusively for the benefit of any of the foregoing (provided that any of the foregoing has the right to control such trust).

“Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

“Guaranteed Obligations” has the meaning specified in Section 12.1.1.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such Person.

“Guaranty” means the guaranty of the Securities by the Guarantor pursuant to this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” means, with respect to any Security, a Person in whose name such Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards, as in effect from time to time, issued by the International Accounting Standards Board.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means any mortgage, charge, pledge, lien, hypothecation, security interest or other encumbrance, including, without limitation, any equivalent of the foregoing created under the laws of Brazil, the Cayman Islands or any other jurisdiction.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of repurchase right or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Notice of Default” means a written notice of the kind specified in Section 6.2.

“Offer Expiration Date” has the meaning specified in Section 10.13.2.

“Officer” means, with respect to a corporation, the President, Chief Executive Officer, Chief Financial Officer or any other executive officer performing decision-making functions for such corporation (including, in the case of the Guarantor, any member of its Diretoria (Executive Board)).

“Officers’ Certificate” means a certificate signed by any two Officers of the Company or the Guarantor, as applicable, and delivered to the Trustee.  One of the Officers giving an Officer’s Certificate pursuant to Section 10.16 shall be the principal executive, financial or accounting officer of the Guarantor.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Guarantor, and who shall be reasonably acceptable to the Trustee.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(iii)          Securities which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization,  direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1.11, of the principal amount of such Security, and (B) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (i) having a combined capital and surplus of not less than $100,000,000, (ii) subject to supervision or examination by Federal or State authority and (iii) having a long-term unsecured debt rating with respect to U.S. dollar obligations of at least

A2 or its equivalent rating by Moody’s, that is authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Payment Default” has the meaning specified in Section 5.1.5.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Securities of any series and subject to Section 10.3, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.6.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Process Agent” has the meaning specified in Section 1.14.

“Purchase Date” has the meaning specified in Section 10.13.2.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture as set forth in such Security.

“Relevant Withholding Taxes” has the meaning specified in Section  10.8.5(i).

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.5.

“Repurchase Date” when used with respect to any Security to be repurchased, means the date fixed for such repurchase by or pursuant to this Indenture.

“Repurchase Price” when used with respect to any Security to be repurchased, means the price at which it is to be repurchased pursuant to this Indenture as set forth in such Security.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of the Guarantor, including the Company, other than Gerdau Ameristeel Corporation, any of its subsidiaries and any other Person in which it has an equity interest.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.  All references herein to the Securities shall be deemed to include the Guaranty of the Securities, which is an integral part thereof.

“Securities Act” means the U.S. Securities Act of 1933 and any successor statute thereto.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.4.

“Significant Subsidiary” shall mean any Subsidiary of the Guarantor which at the time of determination either (i) had assets which, as of the date of the Guarantor’s most recent quarterly consolidated balance sheet, constituted at least 10% of the Guarantor’s total assets on a consolidated basis as of such date or (ii) had revenues for the 12-month period ending on the date of the Guarantor’s most recent quarterly consolidated statement of income which constituted at least 10% of the Guarantor’s total revenues on a consolidated basis for such period.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.6.

“Stated Maturity” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” shall mean any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) the Guarantor, (b) the Guarantor and one or more Subsidiaries (including the Company) or (c) one or more Subsidiaries.

“Taxing Jurisdiction” has the meaning specified in Section 10.8.1.

“Transfer” of any Security means any sale, pledge, transfer, hypothecation or other disposition of such Security or any interest therein.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 and any successor statute thereto.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series. Each Trustee shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such, (ii) has a combined capital and surplus of at least $100,000,000, (iii) is subject to supervision or examination by Federal or State authority, (iv) has a long-term unsecured debt rating with respect to U.S. dollar obligations of at least A2 or its equivalent rating by Moody’s and (v) has its Corporate Trust Office in the United States.

“United States” or “U.S.” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Wholly-Owned Subsidiary” means a Subsidiary all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Guarantor or another Wholly-Owned Subsidiary.

1.2           Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and the Guarantor shall furnish to the Trustee such certificates and opinions as may be required hereunder and under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by any two officers of the Company or the Guarantor, or an Opinion of Counsel if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.16)) shall include,

1.2.1        a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

1.2.2        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

1.2.3        a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

1.2.4        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

1.3           Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of any two officers of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officers know, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4           Acts of Holders; Record Dates

1.4.1        Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section.

1.4.2        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

1.4.3        The ownership of Securities shall be proved by the Security Register.

1.4.4        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same

Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

1.4.5        The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

1.4.6        The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7.1(ii) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

1.4.7        With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

1.5           Notices, Etc., to Trustee, Company and Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

1.5.1        the Trustee by any Holder or by the Company or Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office, or

1.5.2        (i) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to both the Company and the Guarantor and (ii) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to both the Guarantor and the Company, in either case addressed to it at the address specified below or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor:

Gerdau S.A.
Avenida Farrapos 1811,
Porto Alegre, RS
90220-005 Brazil
Attention:  Fernando Storchi/ José Francisco Dutra,
                                with a copy to the General Counsel

Telephone:  (1-55-51) 3323-2082
Facsimile (1-55-51) 3323-2293

1.6           Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding the provisions of this Section 1.6, in case any series of Securities are listed in any stock exchange, a notice to holders of such Securities given in accordance with the rules and procedures of such stock exchange shall be regarded as a valid notice under this Section 1.6.

1.7           Conflict with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

1.8           Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.9           Successors and Assigns

All covenants and agreements in this Indenture by the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.

1.10         Separability Clause

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.11         Benefits of Indenture

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12         Governing Law/Waiver of Jury Trial

THIS INDENTURE, THE SECURITIES AND THE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

1.13         Legal Holidays

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

1.14         Consent to Service; Jurisdiction: Waiver of Immunities

The Company, the Guarantor and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and the Company and the Guarantor agree that any legal suit, action or proceeding arising out of or relating to the Securities, may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity, to the extent permitted by law, from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company and the Guarantor further submit to the jurisdiction of the courts of their own corporate domiciles in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities. The Company and the Guarantor hereby designate and appoint Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017 (the “Process Agent”), as their authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agree that service of process upon such agent, and written notice of said service to the Company or the Guarantor, as the case may be, by the Person serving the same, shall be deemed in every respect effective service of process upon the Company or the Guarantor in any such suit, action or proceeding and further designate the domicile of the Process Agent specified above and any domicile Process Agent may have in the future as their domicile to receive service of process. If for any reason Process Agent (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company and the Guarantor will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company and the Guarantor agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

1.15         Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

1.16         The parties hereto irrevocably agree that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law.  The parties hereto irrevocably agree that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture or the Securities.

2.                                       SECURITY FORMS

2.1           Forms Generally

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of such board and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.2           Form of Face of Security

The following legends shall appear on the face of each Global Security:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN SECTION 3.4.2. OF THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[GERDAU TRADE II INC.]

GUARANTEED BY GERDAU S.A.

No. [ ]	$ [ ]
CUSIP No. [ ]

[GERDAU TRADE II INC.], an exempted company incorporated with limited liability under the laws of the Cayman Islands (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby

promises to pay to [      ], or registered assigns, the principal sum of [      ] Dollars on [      ] [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from [      ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [      ] and [      ] in each year, commencing [      ], and at the Maturity thereof, at the rate of [      ]% per annum, until the principal hereof is paid or made available for payment [if applicable, insert — , provided that any principal [and premium], and any such installment of interest, which is overdue shall bear interest at the rate of [      ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [      ] or [      ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption, upon repurchase or at Stated Maturity and in such case the overdue principal [and any overdue premium] shall bear interest at the rate of [      ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal [or premium] shall be payable on demand.]

Payment of the principal of [(and premium, if any)] and [if applicable, insert — any such] interest on this Security will be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture, provided, however, that if this Security is not a Global Security, payment may be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, upon surrender of this Security in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest payable on an Interest Payment Date); and provided, further, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated: [ ]

[GERDAU TRADE II INC.]

By:
Name:
Title:

By:
Name:
Title:

The undersigned hereby irrevocably and unconditionally guarantees the full and punctual payment (whether at the Stated Maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under this Security.

In Witness Whereof, the Guarantor has caused this instrument to be duly endorsed.

GERDAU S.A.

By:
Name:
Title:

By:
Name:
Title:

2.3           Form of Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more tranches of one or more series under an Indenture dated as of                     (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, Gerdau S.A., and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The full and punctual payment of the principal of, premium, if any, and interest on, and all other amounts payable under, this Security is guaranteed by the Guarantor.  This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to $[ ]].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than [ ] days’ nor more than [ ] days’ notice, at any time [if applicable, insert — on or after [ ], 20[ ]], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before [ ], [ ]%, and if redeemed] during the 12-month period beginning [ ] of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to [ ]% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If the Security is not subject to redemption, insert — This Security is not redeemable prior to Stated Maturity.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [,in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

All payments by the Company or the Guarantor in respect of the Securities shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of the Cayman Islands or Brazil or any political subdivision or authority of or in the Cayman Islands or Brazil having power to tax or of or in any other jurisdiction in which the Company or the Guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (any of the aforementioned being a “Taxing Jurisdiction”) unless such withholding or deduction is required by law.  In the event that any such taxes, duties, assessments, fees or other governmental charges (and any fines, penalties or interest related thereto) are so imposed or levied, the Company and the Guarantor shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company and the Guarantor on each Security after such deduction or withholding imposed upon or as a result of such payment by a Taxing Jurisdiction shall not be less than the amount then due and payable on such Security.  The foregoing obligation to pay Additional Amounts, however, shall not apply to or in respect of:

(i)                                       any tax, duty, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder, on the one hand, and the relevant Taxing Jurisdiction, on the other hand (including, without limitation, such Holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of or the enforcement of rights under such Security;

(ii)                                    any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii)                                 any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of such Holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of the Holder if (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (B) at least 30 days prior to the date on which any of the Company or the Guarantor shall apply this clause (iii), either the Company or the Guarantor, as applicable, shall have notified all Holders of Securities that some or all Holders of Securities shall be required to comply with such requirement;

(iv)                                any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(v)                                   any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Security; or

(vi)                                any combination of the above.

The Company and the Guarantor shall also pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from execution, delivery, registration or making of payments or enforcement in respect of the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands or Brazil other than those resulting from, or required to be paid in connection with, the enforcement of the Securities following the occurrence of any Default or Event of Default.

All references herein or in the Indenture to principal, premium or interest in respect of any Security or Guaranty shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Securities pursuant to the preceding paragraph are based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company and the Guarantor. However, by making such assignment, the Holder makes no representation or warranty that the Company or the Guarantor will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references in the Indenture and the Securities to principal in respect of any Security shall be deemed to mean and include any Redemption Price or Repurchase Price payable in respect of such Security pursuant to any redemption or repurchase right hereunder (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date or Repurchase Date with respect to any such Redemption Price or Repurchase Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 10.8 of the Indenture, and express mention of the payment of any Redemption Price, or Repurchase Price or any such other amount in any provision hereof or of the Indenture shall not be construed as  excluding reference to the payment of any Redemption Price or Repurchase Price, or any such other amounts in those provisions hereof where such express reference is not made.

The Securities are subject to redemption by the Company on the terms and conditions specified in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due surrender of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

[If this Security is a Global Security, insert-This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.4 thereof on transfers and exchanges of Global Securities.]

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Abbreviations

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the [ ] entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT                                    (Cust)

Custodian                            under Uniform (Minor)

Gifts to Minors Act                      (State)

Additional abbreviations may also be used though not in the above list.

2.4           Form of Trustee’s Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: [ ]

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Officer

3.                                       THE SECURITIES

3.1           Amount Unlimited; Issuable in Series

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more tranches of one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

3.1.1        the title of the Securities, including CUSIP Numbers, of the series (which shall distinguish the Securities of the series from Securities of any other series);

3.1.2        any limit upon the aggregate principal amount of the Securities which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 9.6 or 11.5 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

3.1.3        the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

3.1.4        the date or dates on which the principal of the Securities of the series is payable;

3.1.5        the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

3.1.6       the place or places where the principal of and any premium and interest on Securities of the series shall be payable and the manner in which any payment may be made;

3.1.7       the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

3.1.8       the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

3.1.9       the rights, if any, of the Holders of the series to demand exchange of their Securities for Securities subject to a registration statement under the Securities Act declared effective by the Commission;

3.1.10     if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

3.1.11     if other than the currency of the United States, the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of “Outstanding” in Section 1.1;

3.1.12     if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

3.1.13     if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

3.1.14     if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

3.1.15     any collateral or other security pledged against payment of principal, interest or premium, if any, on the Securities;

3.1.16     the applicability, non-applicability, or variation, of Section 10.8 with respect to the Securities of such series;

3.1.17     if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.4 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

3.1.18     the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities;

3.1.19     any addition to or change in the covenants set forth in Article 10 which applies to the Securities of the series;

3.1.20     the applicability of Article 13 with respect to the Securities of such series; and

3.1.21     any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1.5).

All Securities of any one series shall be substantially identical except as to issue price and first payment of interest.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of such board and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Notwithstanding Section 3.1.2 herein and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

3.2          Denominations

The Securities shall be issuable only in registered form without coupons and, unless otherwise specified as contemplated by Section 3.1.10, only in denominations of $1,000 and any integral multiple thereof.

3.3          Execution, Authentication, Delivery and Dating

The Securities shall be executed on behalf of the Company by any two of its Officers or its attorneys in fact in accordance with its bylaws. The Guaranty on the Securities shall be executed on behalf of the Guarantor by any two of its Officers or its attorneys in fact in accordance with its bylaws. The signature of any of these Officers or attorneys in fact on the Securities or the Guaranty may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers or attorneys in fact of the Company shall bind the Company or did not hold such offices at the date of such Securities.  Guaranties bearing the manual or facsimile signatures of individuals who were at any time the proper Officers or attorneys in fact of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities bearing such endorsement or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company and properly endorsed by the Guarantor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

3.3.1       if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

3.3.2       if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture;

3.3.3       that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

3.3.4       that the Guaranty, when the Securities upon which it shall have been endorsed shall have been authenticated and delivered by the Trustee and when properly endorsed by the Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and the general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if, in the opinion of counsel to the Trustee, the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued and in that case the Trustee may rely, as to the authorization by the Company and the Guarantor of any of such Securities and the Guaranty, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.1 and 3.1 and this Section, as applicable, in connection with the first authentication of Securities of such series.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.4          Registration, Registration of Transfer and Exchange

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and registering transfers and exchanges of Securities as herein provided; provided, however, that the Company may appoint co-Security Registrars. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Company.

Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the

Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder and subject to the other provisions of this Section, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series of any authorized denomination or denominations of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company maintained for such purpose.

Whenever any Securities are so surrendered for exchange, the Company shall execute and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 9.6 or 11.5 not involving any registration of transfer.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.2 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

The provisions of Sections 3.4.1, 3.4.2, 3.4.3, 3.4.4 and 3.4.5 below shall apply only to Global Securities:

3.4.1       Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

3.4.2       Notwithstanding any other provision in this Indenture or the Securities, no Global Security of a series may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security of a series in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series ceases to be a clearing agency registered under the Exchange Act, at a time when such Depositary is required to be so registered in order to act as depositary, and in each case, a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (B) the Company in its sole discretion determines that individual Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute and the Guarantor will endorse, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, will authenticate and deliver, individual Securities of such series in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing Securities of such series in exchange for such Global Security or Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

3.4.3       In any exchange pursuant to Section 3.4.2 above, the Company will execute and the Guarantor will endorse and the Trustee will authenticate and deliver individual Securities in registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered. If specified by the Company pursuant to Section 3.4.2(B) with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Guarantor shall endorse, and the Trustee shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

3.4.4       In the event of the occurrence of any of the events specified in Section 3.4.2 above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

3.4.5       Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act (including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

3.4.6       None of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

3.5          Mutilated, Destroyed, Lost and Stolen Securities

If any mutilated Security is surrendered to the Trustee, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security upon compliance with the foregoing provisions.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.6          Payment of Interest; Interest Rights Preserved

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 3.6.1 or 3.6.2 below:

3.6.1       The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special

Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Section 3.6.2.

3.6.2       The Company may make payment of any Defaulted Interest on the Securities of any series to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.7          Persons Deemed Owners

Prior to due surrender of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.6) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

3.8          Cancellation

All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary procedures, unless otherwise directed by a Company Order.

3.9          Computation of Interest

Unless otherwise specified under Section 3.1 with respect to the Securities of a particular series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

3.10        CUSIP or “ISIN” Numbers

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

4.                                      SATISFACTION AND DISCHARGE

4.1          Satisfaction and Discharge of Indenture

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

4.1.1       either

(i)                                     all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.4) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Securities not theretofore delivered to the Trustee for cancellation

(a)           have become due and payable, or

(b)           will become due and payable at their Stated Maturity within one year, or

(c)           are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of

Securities which have become due and payable) or to the Stated Maturity, Redemption Date or Repurchase Date, as the case may be;

4.1.2       the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

4.1.3       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 6.7, the obligations of the Company and the Guarantor to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to clause (ii) of Section 4.1.1, the obligations of the Trustee under Section 4.2 and Section 10.4.6 shall survive such satisfaction and discharge.

4.2          Application of Trust Money

Subject to the provisions of Section 10.4.6, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

5.                                      REMEDIES

5.1          Events of Default

The term “Event of Default” means, when used herein with respect to Securities of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

5.1.1       there is a failure to pay interest on any Security when the same becomes due and payable, and such Default continues for a period of 30 days;

5.1.2       there is a failure to pay principal of any Security when the same becomes due and payable upon redemption or as set forth under Section 10.13 or otherwise;

5.1.3       any of the Company or the Guarantor fails to comply with its respective obligations under Sections 10.2, 10.10 or 10.11 or Article 8 hereof, and such failure continues for 30 days after the notice specified below;

5.1.4       any of the Company or the Guarantor fails to comply with any of its covenants or agreements in the Securities or this Indenture (other than those referred to in clauses 5.1.1, 5.1.2 or 5.1.4 of this Section 5.1), and such failure continues for 60 days after the notice specified below;

5.1.5       any of the Company or the Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for borrowed money by such Company, Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company, Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Security after giving effect to any grace period provided in such Security on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Security prior to its express maturity and, in each case, the principal amount of any such Security, together with the principal amount of any other such Security under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$35,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

5.1.6       one or more final judgments or decrees for the payment of money of U.S.$35,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate are rendered against any of the Company or the Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

5.1.7       (A)          any of the Company, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt;

(b)           applies for or consents to the entry of an order for relief against it in an involuntary case;

(c)           applies for or consents to the appointment of a Custodian of it or for any substantial part of its property;

(d)           makes a general assignment for the benefit of its creditors;

(e)           proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or

(f)            files for a reorganization of its debts (judicial or extrajudicial recovery); or

(B)          A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against any of the Company, the Guarantor or any Significant Subsidiary in an involuntary case;

(b)           appoints a Custodian of any of the Company, the Guarantor or any Significant Subsidiary or for any substantial part of the property of the Company, the Guarantor or any Significant Subsidiary;

(c)           orders the winding up or liquidation of any of the Company, the Guarantor or any Significant Subsidiary;

(d)           adjudicates any of the Company, the Guarantor or a Significant Subsidiary as bankrupt or insolvent;

(e)           ratifies an accord or composition in bankruptcy between any of the Company, the Guarantor or a Significant Subsidiary and the respective creditors thereof; or

(f)            grants a judicial or extrajudicial recovery to any of the Company, the Guarantor or a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 30 days.

5.1.8       The Guaranty of the Securities ceases to be in full force and effect or the Guarantor denies or disaffirms its obligations under its guarantee of the Securities.

A Default under clause 5.1.3 or 5.1.4 of Section 5.1 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities of that series at the time Outstanding shall notify the Company and the Guarantor of the Default and the Company and Guarantor do not cure such Default within the time specified after receipt of such notice.

5.2          Acceleration of Maturity; Rescission and Annulment

5.2.1       If an Event of Default with respect to any series of Securities (other than an Event of Default specified in clause 5.1.7 of Section 5.1) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, may declare all unpaid principal of and accrued interest on all Securities of that series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice”, and upon any such declaration such amounts shall become due and payable immediately.  If an Event of Default specified in clause 5.1.7 of Section 5.1 occurs and is continuing, then the principal of and accrued interest on all Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

5.2.2       At any time after a declaration of acceleration with respect to Securities of any series at that time Outstanding has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities by written notice to the Company, the Guarantor and the Trustee may rescind or annul such declaration and its consequence if:

(i)            any of the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (1) all overdue interest on Outstanding Securities of that series, (2) all unpaid principal of the Securities of that series that has become due otherwise than by such declaration of acceleration, (3) to the extent that payment of such interest on the Securities of that series is lawful, interest on such overdue interest (including any Additional Amounts) at the rate borne by (or prescribed therefore in) the Securities of that series) and (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)           all Events of Default with respect to such series of Securities have been cured or waived as provided in Section 5.13 other than the nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

5.3          Collection Suit by Trustee

5.3.1       If an Event of Default specified in Section 5.1.1 or Section 5.1.2 occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Securities for principal and any premium and interest (including Additional Amounts), and interest on any overdue principal and any premium and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by (or prescribed therefor in) the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company and the Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company and the Guarantor or any other obligor upon the Securities, wherever situated.

5.3.2       If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of that series by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.4          Other Remedies

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

5.5          Trustee May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

5.6          Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order:

FIRST: To the Trustee for amounts due to it hereunder (including, without limitation, under Section 6.7);

SECOND: To Holders for amounts due and unpaid on the Securities for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and any premium and interest (including Additional Amounts), respectively; and

THIRD: To the Company and the Guarantor.

5.7          Limitation on Suits

5.7.1       No Holder of any Securities of any series may pursue any remedy with respect to this Indenture or the Securities of any series unless:

(i)            such Holder has previously given to the Trustee written notice stating that an Event of Default with respect to the Securities of that series has occurred and is continuing;

(ii)           the Holders of at least 25% in principal amount of the Outstanding Securities of that series have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

(iii)          such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and

(v)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series.

5.7.2       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

5.8          Rights of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the right of any Holder to receive payment of the principal of and any premium and (subject to Section 3.6) interest on the Securities held by such Holder, on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

5.9          Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

5.10        Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company, the Guarantor, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7.  Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

5.11        Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

5.12        Control by Holders

The Holders of a majority in principal amount of the Outstanding Securities of any series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.  However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 6.1, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 6.1 and 6.2, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

5.13        Waiver of Past Defaults and Events of Default

The Holders of a majority in principal amount of the Outstanding Securities of any series may by notice to the Trustee waive an existing Default or Event of Default and its consequences with respect to such series except (i) a Default or Event of Default in the payment of the principal of or interest on a Security of such series or (ii) a Default or Event of Default with respect to such series in respect of a provision that under Article 9 cannot be amended without the consent of each Holder affected; provided, however, that the provisions of Section 5.2.2(i)(4) are complied with.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

5.14        Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.5 no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.15        Waiver of Stay or Extension Laws

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.16        Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 5.16 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.8 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.

6.                                      THE TRUSTEE

6.1          Certain Duties and Responsibilities

The duties and responsibilities of the Trustee shall be as provided herein and by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

6.2          Notice of Default; Potential Default

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act (a “Notice of Default”). Specifically, the Trustee shall provide Notice of Default to each Holder promptly, but in no event later than within 15 days of occurrence, and in the manner provided by Section 313(c) of the Trust Indenture Act or any successor section thereto, of any default of which the Trustee is aware. The Trustee shall also provide a notice to each Holder of any claim of default within 30 days of receiving a written assertion of such claim from Holders of no less than 10% of the aggregate principal amount of Securities then outstanding. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.  If on the Business Day prior to an Interest Payment Date the Company has not deposited with the Trustee funds sufficient to pay the interest due on the next Interest Payment Date, then the Trustee shall provide written notice to the Guarantor of such failure.

6.3          If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

6.4          Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

6.5          The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:

(i)            this Section 6.5 does not limit the effect of Section 6.4;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12 or exercising any trust or power conferred upon the Trustee, under this Indenture.

6.6          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

6.7          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

6.8          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

6.9          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.

6.10        Certain Rights of Trustee

Subject to the provisions of Section 6.1:

6.10.1     the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

6.10.2     any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.  Any request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a written request or direction signed on behalf of the Guarantor by any two of its officers or its attorneys in fact in accordance with its bylaws;

6.10.3     whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

6.10.4     the Trustee may consult with counsel of its own choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

6.10.5     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

6.10.6     the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document in connection with this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the

Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

6.10.7     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any willful or negligent failure by such agent to perform its delegated duties;

6.10.8     the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, the Guarantor or any Holder, and such notice references the Securities and this Indenture;

6.10.9     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

6.10.10  the Trustee may request that the Company or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

6.10.11  the permissive rights of the Trustee enumerated herein shall not be construed as duties.

6.10.12  In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action).

6.10.13  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

6.10.14  The Trustee may request that the Company deliver a certificate substantially in the form of Exhibit F hereto, setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

6.11        Not Responsible for Recitals or Issuance of Securities

Neither the Trustee nor any Authenticating Agent assume any responsibility for the correctness of the recitals contained herein and in the Securities, except the Trustee’s certificates of authentication. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company or the Guarantor of Securities or the proceeds thereof.

6.12        May Hold Securities

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

6.13        Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

6.14        Compensation and Reimbursement

6.14.1     The Company and the Guarantor, jointly and severally, agree to pay to the Trustee from time to time such compensation as shall be agreed in writing between the parties for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

6.14.2     The Company and the Guarantor agree, except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and itemized expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

6.14.3     The Guarantor agrees to fully indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1.7, the expenses (including the reasonable and documented charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (premium, if any) or interest on such Securities.

The provisions of this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

6.15        Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

6.16        Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be a Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that (i) is eligible pursuant to the Trust Indenture Act to act as such, (ii) has a combined capital and surplus of at least $50,000,000, (iii) is subject to supervision or examination by Federal or State authority, (iv) has a long-term unsecured debt rating with respect to U.S. dollar obligations of at least A2 or its equivalent rating by Moody’s and (v) has its Corporate Trust Office in the United States. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

6.17        Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

6.17.1     the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

6.17.2     the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

6.17.3     the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.16, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, the Trustee, at the expense of the Company and the Guarantor, or any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

6.18        Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

6.19        Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

6.20        Preferential Collection of Claims Against Company

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

6.21        Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, or partial redemption or pursuant to Section 3.5, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, have a combined capital and surplus of at least $100,000,000, be subject to supervision or examination by Federal or State authority and have a long-term unsecured debt rating with respect to U.S. dollar obligations of at least A2 or its equivalent rating by Moody’s. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company and the Guarantor agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon,
as Trustee

By:
as Authenticating Agent

By:
Authorized Officer

6.22        Trustee’s Application for Instructions from the Company

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

7.                                      HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

7.1          Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

7.1.1       semi-annually, not more than 15 days after each Regular Record Date with respect to each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, and

7.1.2       at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

7.2          Preservation of Information; Communications to Holders

7.2.1       The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

7.2.2       Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Guarantor or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

(i)            Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.1, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(ii)           The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(iii)          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

8.                                      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

8.1          Limitation on Consolidation, Merger or Transfer of Assets

8.1.1       Neither the Company nor the Guarantor will consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i)            the resulting, surviving or transferee Person or Persons (if not the Company or the Guarantor) shall be a Person or Persons organized and existing under the laws of Brazil, the Cayman Islands or the United States of America, any State thereof or the District of Columbia, Canada or any other country that is a member country of the European Union or of the Organisation for Economic Co-operation and Development on the date of this Indenture, and such Person or Persons expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of the Company and the Guarantor, as applicable, under this Indenture;

(ii)           the resulting, surviving or transferee Person or Persons (if not the Company or the Guarantor), if not organized and existing under the laws of Brazil or the Cayman Islands, undertakes, in such supplemental indenture, to pay such Additional Amounts in respect of principal (and premium, if any) and interest as may be necessary in order that every net payment made in respect of the Securities or the guarantees, as applicable, after deduction or withholding for or on account of any present or future tax, penalty, duty, assessment, fee or other governmental charge (and any fines, penalties, interest or other liabilities related thereto) imposed by the United States or such other country, as the case may be, or any political subdivision or taxing authority thereof or therein shall not be less than the amount of principal (and premium, if any) and interest then due and payable on the Securities subject to the same exceptions set forth under Sections 10.8.1(a)(i), (ii) and (iii) but adding references to the United States or such other country to the existing references in such Sections to Brazil or the Cayman Islands;

(iii)          immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv)          the Company and the Guarantor will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture and that all conditions precedent under this Indenture to the consummation of such transaction have been satisfied.

8.1.2       The Trustee shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 8.1, in which event it shall be conclusive and binding on the Holders.

8.2          Successor Substituted

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or the Guarantor in accordance with Section 8.1 in which the Company or the Guarantor, as applicable, is not the continuing obligor under this Indenture, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such successor had been named a party therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities.

8.3          Securities to Be Secured in Certain Events

If, upon any such consolidation of the Company or the Guarantor with or merger of the Company or the Guarantor into any other corporation, or upon any conveyance, lease or transfer of the property of the Company or the Guarantor, as applicable, substantially as an entirety to any other Person, any property or assets of the Company or the Guarantor, as applicable, would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 10.10 without equally and ratably securing the Securities, the Guarantor or the Company, as applicable, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer shall, as to such property or assets, secure the Outstanding Securities (together with, if the Company or the Guarantor, as applicable, so determines, any other Securities of the Company or the Guarantor, as applicable, now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with or prior to the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or shall cause such Securities to be so secured.

9.                                      SUPPLEMENTAL INDENTURES

9.1          Supplemental Indentures without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

9.1.1       to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities; or

9.1.2        to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

9.1.3        to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

9.1.4        to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

9.1.5        to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

9.1.6        to secure the Securities pursuant to the requirements of Article 10 or otherwise; or

9.1.7        to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

9.1.8        to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

9.1.9        to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Section 9.1.9 shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

9.2           Supplemental Indentures or Waiver with Consent of Holders

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture or waiver, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee may (i) enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or (ii) waive the application of any provision of this Indenture; provided, however, that no such supplemental indenture or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby,

9.2.1        change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or modify in any way the Company’s or the Guarantor’s obligation to pay Additional Amounts pursuant to Section 10.8 or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, or repurchase on or after the Redemption Date or Repurchase Date), or

9.2.2        change the terms of payment from, or control over, or release or reduce any collateral or security interest that may be created or provided pursuant to Section 8.3 or any supplemental indenture to secure the payment of principal, interest or premium, if any, under any Security, except as allowed under the terms of any such supplemental indenture, or

9.2.3        reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

9.2.4        modify any of the provisions of this Section, Section 5.13 or Section 10.15, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.15, or the deletion of this proviso, in accordance with the requirements of Section 6.11.

A supplemental indenture or waiver which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

9.3           Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, in addition to the documents required by Section 1.2, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of such supplemental indenture or waiver is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

9.4           Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.5           Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

9.6           Reference in Securities to Supplemental Indentures

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

9.7           Effect of Waiver

A waiver shall be effective to waive compliance with the particular provision and for the particular instance for which the waiver was made and, until such waiver shall become effective, the obligations of the Company or the Guarantor and the duties of the Trustee in respect of any such provision shall remain in full force and effect.

10.           COVENANTS

10.1         Payment of Principal and Interest Under the Securities

10.1.1      The Company shall punctually pay the principal of and interest on the Securities on the dates and in the manner provided in the form of Security set forth in Section 2.2.  By 10:00 A.M. New York time, no later than one Business Day prior to any

Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay such principal and interest.

10.1.2      The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the Default Rate of Interest from and including the date when such amounts were due and through and including the date of payment by the Company.

10.1.3      No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.

10.2         Limitations on the Company

10.2.1      The Company shall not incur or permit to exist any Debt for borrowed money unless such Debt is guaranteed by the Guarantor.

10.2.2      The Company shall not enter into any consolidation, merger, amalgamation, joint venture or other form of combination with any Person and shall not sell, lease, convey or otherwise dispose of any of its assets or receivables except as otherwise permitted under Article 8 of this Indenture.

10.3         Maintenance of Office or Agency

Each of the Company and the Guarantor shall maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment and where notices and demands to or upon any of the Company or the Guarantor in respect of the Securities and this Indenture may be served.  The Corporate Trust Office of the Trustee shall be such office or agency of the Company and the Guarantor, unless the Company and the Guarantor shall designate and maintain some other office or agency for one or more of such purposes. Each of the Company and the Guarantor shall give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time any of the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and the Guarantor hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

10.4         Money for Security Payments to Be Held in Trust

10.4.1      If the Company shall at any time act as its own Paying Agent for any series of the Securities, it shall, on or before each due date of principal of or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of or any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

10.4.2      Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of principal of or interest on any Securities,

irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.

10.4.3      Each Paying Agent, subject to the provisions of this Section 10.4, shall:

(i)            hold all sums held by it for the payment of principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

(ii)           give the Trustee written notice of any default by the Company, the Guarantor or any other obligor upon the Securities in the making of any payment of principal or interest; and

(iii)          at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent for payment in respect of the Securities of that series.

10.4.4      The Company shall cause each Paying Agent to execute and deliver an instrument in which such Paying Agent shall agree with the Trustee to act as a Paying Agent in accordance with this Section 10.4.

10.4.5      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

10.4.6      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of that series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

10.5         Maintenance of Corporate Existence

The Guarantor shall, and shall cause each of its Subsidiaries (including the Company) to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article 8 or the merger of any Subsidiary with or into the Guarantor or with or into any other Wholly-Owned Subsidiary of the Guarantor; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used or useful in their business; provided, however, that neither the Guarantor nor its Subsidiaries (including the Company) shall be prevented from discontinuing those operations or suspending the maintenance of those properties which, in the reasonable judgment of the Guarantor as evidenced by a Board Resolution, are no longer necessary or useful in the conduct of the Guarantor’s business, or that of its Subsidiaries (including the Company); and provided further, that such discontinuation of operations or maintenance shall not be materially disadvantageous to the Holders of the Securities.

10.6         Payment of Taxes and Claims

Each of the Company and the Guarantor shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its property; provided, however, that any such payment shall not be required unless the failure to make such payment would have a material adverse effect upon the financial condition of the Company, the Guarantor and their Subsidiaries considered as one enterprise or an adverse effect on the performance of the Company’s and the Guarantor’s obligations hereunder; and provided further, that no such charge or claim need be paid while it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if appropriate reserves or other provisions shall have been made therefor.

10.7         Maintenance of Insurance

Each of the Company and the Guarantor shall, and shall cause each of its Subsidiaries to, maintain insurance with respect to its general business and its properties, with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by companies of good repute engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Company, the Guarantor or such Subsidiary, as the case may be, in the jurisdictions in which the Company, the Guarantor or such Subsidiary owns and/or operates its properties, including policies covering property losses wherein settlement is on a replacement value basis, resultant business interruption and general liability.

10.8         Payment of Additional Amounts

10.8.1      All payments by the Company or the Guarantor in respect of the Securities shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of the Cayman Islands or Brazil or any political subdivision or authority of or in the Cayman Islands or Brazil having power to tax or of or in any other jurisdiction in which the Company or the Guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (any of the aforementioned being a “Taxing Jurisdiction”) unless such withholding or deduction is required by law.  In the event that any such taxes, duties, assessments, fees or other governmental charges (and any fines, penalties or interest related thereto) are so imposed or levied, the Company and the Guarantor shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company and Guarantor on each Security after such deduction or withholding imposed upon or as a result of such payment by a Taxing Jurisdiction shall not be less than the amount then due and payable on such Security.  The foregoing obligation to pay Additional Amounts, however, shall not apply to or in respect of:

(i)            any tax, duty, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder, on the one hand, and the relevant Taxing Jurisdiction, on the other hand (including, without limitation, such Holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of or the enforcement of rights under such Security;

(ii)           any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii)          any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of such Holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of the Holder if (A) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (B) at least 30 days prior to the date on which any of the Company or the Guarantor shall apply this clause (iii), either the Company or the Guarantor, as applicable, shall have notified all Holders of Securities that some or all Holders of Securities shall be required to comply with such requirement;

(iv)          any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(v)           any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Security;

(vi)          where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

(vii)         any combination of the above.

10.8.2      The Company and the Guarantor shall also pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from execution, delivery, registration or making of payments or enforcement in respect of the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands or Brazil other than those resulting from, or required to be paid in connection with, the enforcement of the Securities following the occurrence of any Default or Event of Default.

10.8.3      No Additional Amounts shall be paid with respect to a payment on any Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Security.

10.8.4      The Company or the Guarantor, as applicable, shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgement is not available without unreasonable burden or expense, a certified copy thereof or, if such certified copy is not available, other documentation satisfactory to the Trustee) evidencing any payment of taxes, penalties, duties, assessments, fees or other governmental charges in respect of which the Company or the Guarantor has paid any Additional Amounts.  Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agents, as applicable, upon request therefor.

10.8.5      The Company or the Guarantor, as applicable, shall:

(i)            at least 10 Business Days prior to the first Payment Date (and at least 10 Business Days prior to each succeeding Payment Date or any Redemption Date or date of Maturity if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), deliver to the Trustee and each Paying Agent an Officers’ Certificate (A) specifying the amount, if any, of taxes described in this Section 10.8 (the “Relevant Withholding Taxes”) required to be deducted or withheld on the payment of principal of or interest on the Securities to Holders and the Additional Amounts, if any, due to Holders in

connection with such payment, and (B) certifying that the Company or the Guarantor, as applicable, shall pay such deduction or withholding;

(ii)           prior to the due date for the payment thereof, pay any such Relevant Withholding Taxes, together with any penalties or interest applicable thereto;

(iii)          within 15 days after paying such Relevant Withholding Taxes, deliver to the Trustee and each Paying Agent evidence of such payment and of the remittance thereof to the relevant taxing or other authority as described in this Section 10.8; and

(iv)          pay any Additional Amounts due to Holders on any Interest Payment Date, Redemption Date or date of Maturity to the Trustee in accordance with the provisions of this Section 10.8 and Section 10.4.

10.8.6      The Company and the Guarantor shall, jointly and severally, indemnify the Trustee and each Paying Agent for, and hold each harmless against, any loss, liability or expense reasonably incurred without gross negligence, bad faith or willful misconduct on such Person’s part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.8 or the failure of the Trustee or any Paying Agent for any reason (other than its own gross negligence, bad faith or willful misconduct) to receive on a timely basis any such Officers’ Certificate or any information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such Relevant Withholding Taxes.  The Company and the Guarantor shall make available to any Holder requesting the same, evidence that the applicable Relevant Withholding Taxes have been paid.

10.8.7      Any Officers’ Certificate required by this Section 10.8 to be provided to the Trustee and each Paying Agent shall be deemed to be duly provided if sent by facsimile to the Trustee and each Paying Agent.

10.8.8      The obligations described under this Section 4.8 will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or the Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

10.9         Reporting Requirements

10.9.1      The Company (unless at the time no Outstanding Securities have been registered with the Commission pursuant to the Securities Act) shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

10.9.2      Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 12, 13 or 15(d) of the Exchange Act, the

Company will continue to file with the Commission and provide the Trustee with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which are specified in Sections 12, 13 and 15(d) of the Exchange Act.

10.9.3      Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

10.10       Limitation on Liens

10.10.1    The Company shall not create or suffer to exist any lien upon any of its property or assets now owned or hereafter acquired by it or on its Capital Stock.

10.10.2    The Guarantor shall not, nor shall it permit any Restricted Subsidiary, to create or suffer to exist any Lien upon any of their property or assets now owned or hereafter acquired by them or on any of their Capital Stock securing any obligation, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such obligation for so long as such obligation is so secured.  The preceding sentence shall not require the Guarantor or any Restricted Subsidiary to equally and ratably secure the Securities if the Lien consists of the following:

(i)            any Lien existing on the date of this Indenture, and any extension, renewal or replacement thereof or of any Lien referred to in clause (ii), (iii) or (iv) below; provided, however, that the total amount of Debt so secured is not increased;

(ii)           any Lien on any property or assets (including Capital Stock of any Person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of this Indenture; provided that (A) the aggregate principal amount of Debt secured by such Lien shall not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (B) such Lien is incurred before, or within 120 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the Guarantor or any Restricted Subsidiary; and provided further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the Person so acquired;

(iii)          any Lien securing Debt incurred for the purpose of financing all or part of the cost of the acquisition, construction or development of a project (including mini-mills or other facilities); provided that the lenders of such Debt expressly agree to limit their recourse in respect of such Debt to assets (including Capital Stock of the project entity) and/or revenues of such project with an aggregate value of not more than the amount of such Debt; and provided further, that the Lien is incurred before, or within 120 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of the Guarantor or any Subsidiary;

(iv)          any Lien existing on any property or assets of any Person before that Person’s acquisition by, merger into or consolidation with the Guarantor or any Restricted Subsidiary after the date of this Indenture; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (B) the Debt secured by such Lien may not exceed the Debt secured on the date of such acquisition, merger or consolidation, (C) such Lien shall not apply to any other property or assets of the Guarantor or any of its Restricted Subsidiaries and (D) such Lien shall secure only the Debt that it secures on the date of such acquisition, merger or consolidation;

(v)           any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(vi)          any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which the Guarantor or any Restricted Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Guarantor or any Restricted Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(vii)         any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Guarantor or any Restricted Subsidiary in the ordinary course of business;

(viii)        any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by IFRS;

(ix)           minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Guarantor or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(x)            any rights of set-off of any Person with respect to any deposit account of the Guarantor or any Restricted Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

(xi)           any Liens granted to secure borrowings from, directly or indirectly, (A) Banco Nacional de Desenvolvimento Econômico e Social—BNDES, or any other Brazilian governmental development bank or credit agency or (B) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(xii)          any Liens on the inventory or receivables of the Guarantor or any Restricted Subsidiary securing the obligations of such Person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of Debt incurred that is secured by receivables that shall fall due in any fiscal year shall not exceed (A) with respect to transactions secured by receivables from export sales, 80% of the Guarantor’s consolidated gross revenues from export sales for the immediately preceding fiscal year of the Guarantor or (B) with respect to transactions secured by receivables from domestic (Brazilian) sales, 80% of such Person’s consolidated gross revenues from sales within Brazil for the immediately preceding fiscal year of the Guarantor; and provided further, that Advance Transactions shall not be deemed transactions secured by receivables for purpose of the above calculation; and

(xiii)         in addition to the foregoing Liens set forth in clauses (i) through (xii) above, Liens securing Debt of the Guarantor or any Restricted Subsidiary (including, without limitation, guarantees of the Guarantor or any Restricted Subsidiary) the aggregate principal amount of which, at any time of determination, does not exceed 15% of Consolidated Net Tangible Assets.

10.11       Limitation on Transactions with Affiliates

Neither the Company nor the Guarantor shall, nor shall they permit any Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate, other than a Wholly-Owned Subsidiary (an “Affiliate Transaction”), unless the terms of the Affiliate Transaction are no less favorable to such Transaction Party or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a person who is not an Affiliate.

10.12       Waiver of Certain Covenants

The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 8.3 or Sections 10.7, 10.9, 10.10, 10.11 or 10.16, if before or after the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provisions or condition shall remain in full force and effect. The Company shall provide the Trustee with prompt written notification of any waiver of any covenants as well as the reinstatement of any previously waived covenants.

10.13       Repurchase of Securities upon a Change of Control

10.13.1    Not later than 30 days following a Change of Control (as defined below) that results in a Ratings Decline (as defined below), the Guarantor, acting on behalf of the Issuer, will make an Offer to Purchase (as defined below) all outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase.

10.13.2    An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Securities subject to the offer and the purchase price.  The offer must specify an expiration date (the “Offer Expiration Date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date. The offer must include information concerning the business of the Guarantor which it believes will enable the Holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable Holders to tender Securities pursuant to the offer.  The Guarantor will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

10.13.3    A Holder may tender all or any portion of its Securities pursuant to an Offer to Purchase, subject to the requirement that any portion of a Security tendered must be in a multiple of U.S.$1,000 principal amount and that the minimum tender of any Holder must be no less than U.S.$100,000.  Holders shall be entitled to withdraw Securities tendered up to the close of business on the Expiration Date.  On the Purchase Date, the purchase price will become due and payable on each Security accepted for purchase pursuant to the Offer to Purchase, and interest on Securities purchased will cease to accrue on and after the Purchase Date.

10.13.4    The Guarantor agrees to obtain all necessary consents and approvals from all appropriate Brazilian and other governmental authorities or agencies having jurisdiction over the Guarantor and the Offer to Purchase for the remittance of funds outside of Brazil prior to making any Offer to Purchase.  Any failure to obtain such consents and approvals shall constitute an Event of Default hereunder.

For purposes of this Section 10.13:

“Change of Control” means:

(1)  any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than any Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Guarantor, including as a result of any merger or consolidation transaction including the Guarantor; or

(2)  Permitted Holders, directly or indirectly, cease to have the power to direct or cause the direction of the management and policies of Gerdau, whether through the ownership of voting securities, by contract or otherwise.

“Permitted Holders” means any or all of the following:

(1)  any member of the Gerdau Johannpeter Family or any Affiliate or Affiliates of any of the foregoing; and

(2)  any person the voting stock of which (or in the case of a trust, the beneficial interests in which) is owned at least 51% by persons specified in clause (1).

“Rating Agencies” means, as applicable, (i) Standard & Poors Corporation, a division of The McGraw-Hill Company, (ii) Moody’s Investors Service, Inc. or (iii) Fitch Ratings Ltd.

“Ratings Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the bonds is under publicly announced consideration for possible downgrade by either Rating Agency) after the date of public notice of a Change of Control, or of the Guarantor’s publicly declared intention or that of any person or entity to effect a Change of Control, the then-applicable rating of the Securities is decreased by any Rating Agency by one or more categories so long as any such Ratings Decline is expressly stated by the applicable Ratings Agency to have been the result of the Change in Control.

10.14       Indemnification of Judgment Currency

U.S. Dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantor under or in connection with the Securities, including damages.  Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of a judgment or the enforcement of a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of any of the Company, the Guarantor or otherwise) by any Holder of a Security in respect of any sum expressed to be due to it from any of the Company or the Guarantor will only constitute a discharge of such sum to the extent of the amount of U.S. Dollar that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Security, the Company and the Guarantor will jointly and severally indemnify such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater that the sum originally due to such Holder, such Holder shall, by accepting a Security, be deemed to have agreed to repay such excess.  In any event, the Company and the Guarantor will jointly and severally indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 10.14, it shall be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company and the Guarantor will give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Security and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.

10.15       Further Acts; Protection of Collateral

The Company and the Guarantor will each take any action, satisfy any condition or do any thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (i) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under the Securities, this Indenture and any supplemental indenture, as the case may be, including any security interest created thereby, (ii) to ensure that those obligations are legally binding and enforceable, (iii) to make the Securities, this Indenture and any supplemental indenture admissible in evidence in the courts of the State of New York and Brazil and (iv) to enable the Trustee to exercise and enforce its respective rights under this Indenture and any supplemental indenture and to carry out the terms, provisions and purposes of this Indenture and any supplemental indenture.

The Company hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be filed by the Company pursuant to this Section. Notwithstanding anything herein to the contrary, the Trustee shall have no duty as to maintaining, perfecting or collecting any collateral or security interest that may be created pursuant to any supplemental indenture.

10.16       Statement by Officers as to Default

The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company and the Guarantor will deliver to the Trustee, as soon as possible and in any event within 15 days after the Company or the Guarantor becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

10.17       Notice of Late Payment

So long as any Security is Outstanding, the Company will forthwith upon request by the Trustee give notice to the Holders of Securities of any unconditional payment to the Trustee of any sum due in respect of the Securities made after the Business Day prior to the due date for such payment.

10.18       Securities Held by the Company

So long as any Security is Outstanding, the Company will send to the Trustee, as soon as practicable after being so requested by the Trustee, an Officer’s Certificate of the Company stating the aggregate principal amount of Securities held or beneficially owned, at the date of such certificate by or on behalf of the Company, the Guarantor or any of its Subsidiaries. The Company will promptly notify the Trustee when it, the Guarantor or any of its Subsidiaries holds or beneficially owns Securities.

10.19       Securities Issued or Outstanding

So long as any Security is Outstanding, the Company will send to the Trustee within fourteen (14) days after any written request by the Trustee, an Officer’s Certificate confirming the aggregate principal amount of Securities issued and/or Outstanding under this Indenture.

10.20       Status of Guaranty and Securities

The Guarantor will ensure that the Guaranty will rank at least pari passu with any current and future unsecured and unsubordinated Indebtedness of the Guarantor.  The Company will ensure that the Securities will rank at least pari passu with any current and future unsecured and unsubordinated Indebtedness of the Company.

10.21       Rating

Upon the further issue of Securities under this Indenture and any supplemental indentures, the Company will obtain a rating confirmation of any other applicable series of Securities then outstanding.

11.                                 REDEMPTION OF SECURITIES

11.1         Right of Redemption

11.1.1      The Securities of any series which are redeemable before their Stated Maturity may not be redeemed at the election of the Company except in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with the provisions of this Article.

11.1.2      The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities specified therefor in the Securities of a series to be redeemed.

11.1.3      If, as a result of any amendment to, or change in, the laws (or any rules or regulation thereunder) of the Cayman Islands or Brazil or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules or regulations or the interpretation thereof becomes effective on or after the date specified therefor in the Securities of a series, the Company would be obligated to pay Additional Amounts in respect of the Securities of such series pursuant to the terms and conditions thereof in excess of those attributable to the Cayman Islands or Brazilian withholding tax on the basis of a statutory rate of 15%, and if such obligation cannot be avoided by the Company after taking measures the Company considers reasonable to avoid it, then, at the Company’s option, the Securities of such series may be redeemed in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders of such Securities, at a Redemption Price equal to 100% of the principal amount thereof and any premium applicable thereto, together with accrued interest up to but not including the Redemption Date and any Additional Amounts which would otherwise be payable up to but not including the Redemption Date; provided, however, that (1) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would but for such redemption be obligated to pay such Additional Amounts were a payment on such Securities then due, and (2) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

11.1.4      Before any notice of redemption pursuant to Section 11.1.3 is given to the Trustee or the Holders of Securities of the relevant series, the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company so to redeem have occurred or been satisfied and (ii) an Opinion of Counsel to the effect that the Company has or shall become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once given to the Trustee, shall be irrevocable.

11.2         Notice of Redemption

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

11.2.1      the Redemption Date,

11.2.2      the Redemption Price and amount of accrued interest, if any,

11.2.3      that on the Redemption Date the Redemption Price and any accrued interest shall become due and payable upon each Security to be redeemed and that interest thereon shall cease to accrue on and after said date,

11.2.4      the conversion rate (if applicable), the date on which the right to convert the Securities to be redeemed shall terminate and the place or places where such Securities may be surrendered for conversion,

11.2.5      the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest, and

11.2.6      applicable CUSIP or ISIN Numbers.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and such notice, when given to the Holders, shall be irrevocable.

11.3         Deposit of Redemption Price

On the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

11.4         Securities Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company to the Person in whose name such Security is registered at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.6.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by (or prescribed therefor in) the Security.

11.5         Securities Redeemed in Part

Any Security of a series which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected less than 61 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or, in the Trustee’s discretion, on a pro rata basis, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination which shall not be less than the minimum authorized denomination for such Security. If less than all of the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence, and the Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amounts thereof to be redeemed.

The provisions of the preceding paragraph shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

12.                                 GUARANTY

12.1         The Guaranty

12.1.1      The Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or liquidated damages, if any, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article notwithstanding any extension or renewal of any Guaranteed Obligation.

12.1.2      The Guarantor waives, to the fullest extent permitted by law, presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  The Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the Guarantor.

12.1.3      The Guarantor hereby waives, to the fullest extent permitted by law, any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder.  The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Guarantor. The Guarantor hereby waives the benefits to which it is entitled under Articles 333, 824, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code, and Article 595 of the Brazilian Code of Civil Procedure.

12.1.4      The Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

12.1.5      Except as expressly set forth in Article 13 and Section 12.2, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

12.1.6      The Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  The Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or liquidated damages, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

12.1.7      In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Paying Agent for the benefit of Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

12.1.8      The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of any guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 5, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 12.1.

12.1.9      The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.1.

12.1.10    Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

12.2         Limitation on Liability

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

12.3         Successors and Assigns

This Article 12 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

12.4         No Waiver

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

12.5         Modification

No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

12.6         Non-Impairment

The failure to endorse a guarantee on any Security shall not affect or impair the validity thereof.

13.                                 DEFEASANCE AND COVENANT DEFEASANCE

13.1         Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.

13.2         Defeasance and Discharge

Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case may be, the Company and the Guarantor shall each be deemed to have been discharged from their respective obligations with respect to such Securities or series of Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (ii) the respective obligations of the Company and the Guarantor with respect to such Securities under Sections 3.4, 3.5, 10.2 and 10.3, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) the provisions set forth in this Article 13. Subject to compliance with this Article, the Company may exercise its option to have this Section 13.2 applied to any Securities notwithstanding the prior exercise of its option to have Section 13.3 applied to such Securities.

13.3         Covenant Defeasance

Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case maybe, (i) the Company and the Guarantor shall each be released from any covenants provided pursuant to Section 3.1.17, 9.1.2 or 9.1.8 for the benefit of the Holders of such Securities, and (ii) the occurrence of any event specified in Section 5.1.4 shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1.4), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

13.4         Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

13.4.1      The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium, interest and Additional Amounts on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (A) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (B) an obligation of a Person controlled or supervised by and acting as any agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (A) or (B), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principle or interest evidenced by such depositary receipt.

13.4.2      In the event of any election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable U.S. Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

13.4.3      In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to the effected with respect to such Security and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

13.4.4      No event which is, or after notice or lapse of time both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1.7, at any time on or prior to the day which is 90 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such day which is 90 days after the date of such deposit).

13.4.5      Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

13.4.6      Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantor is a party or by which either is bound.

13.4.7      Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

13.4.8      The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

13.5         Deposited Money and U.S. Government Obligation to Be Held in Trust; Miscellaneous Provisions

Subject to the provisions of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company and the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4, or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Order any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

13.6         Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and the Guarantor have been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities in accordance with this Article; provided, however, that if the Company or the Guarantor make any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company or the Guarantor (as the case may be) shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

13.7         Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

13.8         Patriot Act

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties herunder agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

In Witness Whereof, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

GERDAU TRADE II INC.
as Issuer

By:
Name:
Title:

By:
Name:
Title:

GERDAU S.A.
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

Sworn to before me this day of .

Notary Public

Certain Sections of this Indenture relating to Section 310
through 318, inclusive, of the Trust Indenture Act of 1939:

TRUST INDENTURE ACT SECTION	INDENTURE SECTION

§310(a)(1)	6.9

(a)(2)	6.9

(a)(3)	Not Applicable

(a)(4)	Not Applicable

(a)(5)	6.9

(b)	6.8

6.10

§311(a)	6.13

(b)	6.13

§312(a)	7.1

7.2

(b)	7.2

(c)	7.2

§313(a)	7.2

(b)	7.2

(c)(1)	7.2

(c)(2)	7.2

(c)(3)	7.2

(d)	7.2

§314(a)	10.9

(b)	10.9

(c)	10.9

(d)	10.9

§315(a)	6.1

(b)	6.2

(c)	6.1

(d)	6.1

(e)	5.16

§316(a)(1)(A)	5.12

(a)(1)(B)	5.13

(a)(2)	Not Applicable

(b)	5.9

(c)	1.4

§317(a)(1)	5.5

(a)(2)	5.10

(b)	10.4

§318(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.